UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2010
EMULEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31353	51-0300558

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Susan Street Costa Mesa, California	92626

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 662-5600
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On August 20, 2010 the Registrant issued a press release announcing that it has entered into a Stipulation And Agreement Of Dismissal Of Certain Claims As Being Moot And Of All Other Claims, And As To Award Of Attorneys’ Fees (the “Stipulation”), dated August 16, 2010, the Scheduling Order for which was approved by the Court on August 18, 2010. The Stipulation provides for the dismissal of all claims asserted in a lawsuit captioned In Re Emulex Corporation Shareholders Litigation, 4536-VCS, pending in the Court of Chancery of the State of Delaware. This Form 8-K and the related press release, the Stipulation and the Notice of the Stipulation were required to be filed as part of this Form 8-K pursuant to the terms of the Stipulation. A copy of the press release, the Stipulation and the Notice of the Stipulation are attached hereto as Exhibits 99.1, 99.2 and 99.3 and are incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Description
99.1	Press Release dated August 20, 2010.

99.2	Stipulation And Agreement Of Dismissal Of Certain Claims As Being Moot And Of All Other Claims, and As To Award of Attorneys’ Fees

99.3	Notice of Stipulation And Agreement Of Dismissal Of Certain Claims As Being Moot And Of All Other Claims, And As To Award Of Attorneys’ Fees, And Final Hearing And Right To Appear

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMULEX CORPORATION
Date: August 20, 2010	BY:	/s/ James M. McCluney
James M. McCluney,
President and Chief Executive Officer

Exhibit Index

Exhibit
No.	Description
99.1	Press Release dated August 20, 2010.

99.2	Stipulation And Agreement Of Dismissal Of Certain Claims As Being Moot And Of All Other Claims, and As To Award of Attorneys’ Fees

99.3	Notice of Stipulation And Agreement Of Dismissal Of Certain Claims As Being Moot And Of All Other Claims, And As To Award Of Attorneys’ Fees, And Final Hearing And Right To Appear

4